Exhibit 4.18

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR
(2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.

            Void after 5:00 p.m. New York City Time, on April 1, 2005

                Warrant to Purchase 25,000 Shares of Common Stock

               WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $0.01,

                                       OF

                                ADATOM.COM, INC.

         This is to Certify That, FOR VALUE RECEIVED, David Cannon or his permitted assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Adatom.com, Inc., a Delaware corporation (the "Company"), 25,000 fully paid, validly issued and nonassessable shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") at a price of $3.00 per share at any time or from time to time during the period from April 1, 2000 to April 1, 2005, as set forth under (a) below, but not later than 5:00 p.m. New York City Time, on April 1, 2005. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

         (a) EXERCISE OF WARRANT.

         (1) This Warrant may be exercised in whole or in part at any time or from time to time, until April 1, 2005. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto as Exhibit A duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form and any and all transfer taxes applicable to such exercise. As soon as practicable after each such exercise, but not later than thirty (30) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

         (2) At any time during the term of this Warrant, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock

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transfer agent, accompanied by a notice stating Holder's intent to exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The
Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Common Stock issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Common Stock remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within thirty (30) days following the Exchange Date.

         In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price plus any and all transfer taxes applicable to such exercise, by (B) the Current Market Value of a share of Common Stock. Current Market Value shall have the meaning set forth Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

         (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

         (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Value of a share, determined as follows:

         (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the Current Market Value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

         (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq Small Cap Market, the Current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the Current Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant if such prices are so reported; or

         (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Current Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         (i) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder;

         (ii) Neither this Warrant, nor the shares of Common Stock issued upon the exercise of all or a portion of this Warrant, may be transferred (other than by will or pursuant to the laws of descent and distribution) except with the Company's prior written consent. Any transfer of the Warrant, or the shares of Common

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         Stock issued upon the exercise of the Warrant, must be done so in compliance with applicable federal and state securities laws;

         (iii) By acceptance of this Warrant, the Holder agrees to be bound by the terms of a standard market standoff agreement requested by underwriters with respect to a public offering of Common Stock acquired pursuant to this Warrant;

         (iv) Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and with the consent of the Company, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

         (v) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (e) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (1) In case the Company shall

             (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock,

             (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or

             (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares,

         the number of shares subject to the Warrant shall be proportionately increased, and the exercise price of the Warrant shall be proportionately decreased, in the case of actions specified in (l)(i) or (ii) above; and the number of shares shall be proportionately decreased, and the exercise price proportionately increased, in the case of actions specified in (l)(iii) above. Such adjustment shall be made successively whenever any event listed above shall occur.

         (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (f)(1) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into

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

         account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the Holder.

         (4) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 20 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at his last addresses appearing in the records of the Company, and shall cause a copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (5) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection
         (1) above.

         (6) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants previously issued.

         (f) OFFICER'S CERTIFICATE. Whenever the Exercise Price and number of Common Shares shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder.

         (g) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

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

         (h) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.

         The foregoing provisions of this Section (h) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof. A distribution in securities, rights to acquire securities, or other property (except for cash dividends) made with respect to Common Stock or other securities of the Company or a successor corporation, to the extent that such distribution shall not be covered by the provisions of Subsection (1) of Section (e) hereof, shall be deemed to be a capital reorganization within the meaning of this Section (h).

         (i) COMPLIANCE WITH SECURITIES ACT. The Holder, by acceptance hereof,

         (a) represents (i) that this Warrant and the Common Stock to be issued upon exercise of this Warrant are being acquired for investment only and not with a view toward distribution or resale, and (ii) that he will not offer, sell or otherwise dispose of this Warrant or any Common Stock purchasable upon exercise of this Warrant except with the permission of the Company and under circumstances which will not result in a violation of the Securities Act;

         (b) agrees that upon exercise of this Warrant, the Holder shall (i) submit to the Company a signed copy of Exhibit B, (ii) provide such additional information regarding such holder's financial and investment background as the Company may reasonably request, and (iii) all Common Stock Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a restrictive legend substantially in the form of the following:

                  THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

         (j) The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         (k) The Holder, by acceptance hereof, agrees that:

         (1) STOP-TRANSFER NOTICES. In order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records;

         (2) REFUSAL TO TRANSFER. The Company shall not be required to (i) transfer the Warrant on its books or transfer any securities that have been sold or otherwise transferred in violation of any of the provisions of this Warrant; or (ii) treat as the owner of the Warrant or any such securities, or accord the right to vote or pay dividends to, any purchaser or other transferee to whom such securities shall have been so transferred;

         (3) RIGHTS OF STOCKHOLDERS. No holder of the Warrant shall be entitled to vote or receive dividends or be deemed the Holder, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, until the Warrant shall have been exercised and the Common Stock shall have become deliverable, as provided herein.

         (l) GOVERNING LAW. The terms and conditions of this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

         (m) MISCELLANEOUS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated in any manner except by an instrument in writing signed by the Company and the Holder.

         All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail or recognized commercial courier service, postage or delivery charges prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

                                   ADATOM.COM, INC.

                                   By:  _____________________________
                                   Richard S. Barton
                                   Chairman of the Board
                                   and Chief Executive Officer

[SEAL]

Dated:  April _____, 2000

Attest:

-----------------------------
Michael M. Wheeler
Secretary

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                                    Exhibit A

                                  PURCHASE FORM

                          Dated ____________, 20_______

1. The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of _____________ in payment of the actual exercise price thereof, together with all applicable transfer taxes, if any.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  (Please typewrite or print in block letters)

          ---------------------------------
                       (Name)

          ---------------------------------

          ---------------------------------
                      (Address)

3. The undersigned has reviewed, signed and enclosed an Investment Representation Statement in the form attached as Exhibit C to the Warrant.

                                        ---------------------------------
                                        Signature of Warrant holder







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                                    Exhibit B

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto

Name _______________________________________
(Please typewrite or print in block letters)

Address ____________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________, 20_______

Signature _____________________________









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                                    Exhibit C

                                ADATOM.COM, INC.

                                     WARRANT

                       INVESTMENT REPRESENTATION STATEMENT

AMOUNT:  ______________________________________________________________

DATE:    _______________, 2000

         In connection with the purchase of the above-listed securities (the "Securities") from ADATOM.COM ("the Company"), I the undersigned Purchaser represent to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

         (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a transaction or series of transactions not involving a non-public offering, subject to the satisfaction of certain conditions.

         (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale.

         (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                             -----------------------------------
                                                       Name of Purchaser

                                             -----------------------------------
                                                       Date



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